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                                                                   EXHIBIT 10.46

                              SEPARATION AGREEMENT

     This Separation Agreement (this "Agreement") is entered into as of October 1, 1999, by and among Mobility Electronics, Inc., a Delaware corporation ("Mobility"), Cameron Wilson ("Wilson"), and CWilson Company, a Delaware corporation ("CWilson"). Mobility, and Wilson are sometimes referred to herein as the "Parties".

     WHEREAS, Wilson is currently an Executive Vice President and Director of Mobility; and

     WHEREAS, Mobility and Wilson have determined that it is in their mutual interests to separate their business interests to the extent provided in this Agreement; and

     NOW, THEREFORE, IT IS AGREED that, in consideration of the mutual covenants and obligations set forth herein, the Parties agree as follows:

     1. CERTAIN AGREEMENTS. The Parties agree as follows:

          (a) Effective as of the Closing (as hereinafter defined), Mobility hereby assigns and transfer over to Wilson all membership interests owned by Mobility in Mobility Electronics, L.L.C., a Delaware limited liability company ("MELLC"), in consideration for the sum of ten dollars ($10.00). Mobility hereby represents and warrants to Wilson that Mobility owns 100% of the issued and outstanding membership interests in MELLC and that MELLC owns the following percentage interests in the following entities: (i) Mobility Electronics, SARL (90%); (ii) Mobility Electronics (U.K.) LTD. (85%); and (iii) Mobility Electronics GMBH (85%) (collectively the "Subsidiaries"). Effective as of the Closing, Mobility hereby transfers to MELLC any and all options Mobility has to purchase any ownership interests in the Subsidiaries.

          (b) Mobility explicitly retains the ownership of all cash and cash equivalents, inventory, and accounts receivable, which may be included in MELLC, and will immediately transfer any and all such items to Mobility. Additionally, at October 1, 1999, the Parties agree to cause the intercompany account balance between the Corporation and each of its subsidiaries to be set at zero. Mobility will be responsible for all expenses incurred prior to October 1, 1999 by MELLC and its subsidiaries.

          (c) Effective as of the Closing, Wilson hereby resigns as an officer and employee of Mobility.

          (d) Effective as of the Closing, Wilson and Mobility shall execute and deliver that certain First Amendment to Stock Option Agreement, dated as of the date hereof, the form of which is attached hereto as Exhibit A.



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          (e) At the Closing, Mobility, on the one hAnd, and Wilson and each member of management of the Subsidiaries who have options (collectively, the "Options") to purchase common stock, par value $.01 per share (the "Common Stock"), of Mobility (each, an "Optionee"), on the other hand, shall execute and deliver Option Termination Agreements, the form of which is attached hereto as Exhibit B, pursuant to which all outstanding Options shall be canceled. At the Closing, Mobility shall deliver to each Optionee a Nonqualified Stock Option of Mobility substantially similar to the Options so terminated (except that such new options shall be nonqualified stock options).

          (f) At the Closing, Mobility and Wilson and MELLC shall execute and deliver that certain Sales Representative and Operations Support Agreement, the form of which is attached hereto as Exhibit C (the "Sales Representative Agreement").

     2. Books and Records. Following the Closing, Mobility and Wilson (on his own behalf and on behalf of MELLC and the Subsidiaries) shall have reasonably necessary access to the books and records of each other, and at the request of the other, will make available to the requesting party its books and records relating to the matters set forth in this Agreement or the Separation Documents (as hereinafter defined), including, without limitation, all financial information and records relating or pertaining to the matters discussed in this Agreement and the Separation Documents. The terms and provisions of this Section 2 shall terminate upon the termination of the Sales Representative Agreement.

     3. Closing and Closing Date. As used herein, the terms: (a) "Closing" shall mean the closing of the transactions contemplated in this Agreement, which shall occur at 10:00 a.m., local time, on the Closing Date in the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202, or at such other time and place as shall be mutually agreed in writing by the Parties; and
(b) "Closing Date" shall mean the date of this Agreement.

     4. Representations and Warranties of the Parties.

          (a) Mobility represents and warrants to Wilson as follows:

               (i) Mobility is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to execute and deliver this Agreement and the other documents, instruments and agreements contemplated hereby (collectively, the "Separation Documents") and to consummate the transactions contemplated hereby and thereby.

               (ii) The execution, delivery and performance by Mobility of this Agreement and the Separation Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Mobility. This Agreement and the Separation Documents have been duly executed and delivered by Mobility and constitute legal, valid and binding obligations of Mobility, enforceable



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          against Mobility in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

               (iii) Neither the execution, delivery or performance of this Agreement or the Separation Documents nor the consummation of the transactions contemplated hereby or thereby will: (1) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or Bylaws of Mobility or any agreement, indenture or other instrument under which Mobility is bound or subject; or (2) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court of any public, governmental or regulatory agency or body having jurisdiction over Mobility.

               (iv) There are no outstanding liens on Mobility's ownership interests in MELLC or its subsidiaries.

          (b) Wilson represents and warrants to Mobility as follows:

               (i) Wilson is fully competent and authorized, empowered and directed to execute, deliver and perform this Agreement.

               (ii) This Agreement and the Separation Documents have been duly executed and delivered by Wilson and constitute legal, valid and binding obligations of Wilson, enforceable against Wilson in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

               (iii) Neither the execution, delivery or performance of this Agreement or the Separation Documents nor the consummation of the transactions contemplated hereby or thereby will: (1) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under any agreement, indenture or other instrument under which Wilson is bound or subject; or (2) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court of any public, governmental or regulatory agency or body having jurisdiction over Wilson.

     5. Disclosure. The Parties agree that this Agreement and the Separation Documents, the terms hereof and thereof and the negotiations or discussions leading to the execution of this Agreement and the Separation Documents shall remain strictly confidential to the Parties and shall not be made available to any third party by any of the Parties, except the Parties may make any (i) disclosure necessary to comply with any law or regulation (including without limitation, securities laws), (ii) necessary disclosure to attorneys, accountants and insurers, which disclosure shall be made on a confidential basis, (iii) necessary disclosure to tax or other governmental authorities and
(iv)



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any disclosure required by court order; provided, however, that the Party ordered to disclose information shall use its best efforts to give reasonable advance notice of the order requiring disclosure.

     6. Entire Agreement. This Agreement (including the Exhibits attached hereto) contains the complete and entire agreement and understanding of the Parties concerning the matters contained herein and may not be altered, amended, modified or changed in any manner except by a writing duly executed by the Parties. No statements, promises or representations have been made by any Party to another, or are relied upon, and no consideration has been, or is, offered, promised, expected or held out, other than as stated in this Agreement. No Party is relying on any representations other than those expressly set forth herein. There are no oral or written collateral agreements.

     7. Severability. If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

     8. Fees and Expenses. Each Party shall pay its own fees and expenses in connection with the negotiation, execution and delivery of this Agreement and the Separation Documents. If any action at law or in equity, including an action for declaratory or injunctive relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing Party shall be entitled to all of its costs in prosecuting or defending said action, including a reasonable amount for its attorney's fees and expenses, in addition to any other relief to which the prevailing Party may be entitled.

     9. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF ARIZONA.

     10. Assistance. Each Party agrees to execute any and all additional documents or instruments reasonably necessary or desirable to complete the transactions contemplated by this Agreement and the Separation Documents.

     11. Counterparts. This Agreement may be executed in counterparts, which taken together shall constitute one document, which shall become binding when counterparts are executed that in total contain the signatures of all of the undersigned.


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     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above.

                                            MOBILITY ELECTRONICS, INC.


                                            By: /s/ CHARLES R. MOLLO
                                                ------------------------------
                                                Charles R. Mollo, President

                                                /s/ CAMERON WILSON
                                                ------------------------------
                                                Cameron Wilson



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